SHAW PITTMAN POTTS & TROWBRIDGE
                               2300 N STREET, N.W.
                           WASHINGTON, D.C. 20037-1128
                             TELEPHONE: 202.663.8000
                                FAX: 202.663.8007



                               September 16, 1998



CNL Health Care Properties, Inc.
400 East South Street
Orlando, Florida 32801

Gentlemen:

         We have acted as counsel for CNL Health Care Properties, Inc., a Maryland corporation (the "Company"), in connection with the registration and proposed sale of (i) up to 15,500,000 shares of common stock of the Company, par value $.01 per share, having a per share purchase price of $10.00 (the "Shares"), (ii) warrants (the "Warrants") to purchase up to 600,000 shares of common stock of the Company, par value $.01 per share and (iii) up to 600,000 shares of common stock of the Company, par value $.01 per share (the "Warrant Shares"), issuable upon the exercise of the Warrants and the payment of the purchase price of $12.00 per share, in accordance with the Warrant Purchase Agreement (the "Warrant Purchase Agreement") filed as Exhibit 1.3 to the Registration Statement on Form S-11 (File No. 333-47411) which was filed by the Company under the Securities Act of 1933 (the "Registration Statement").

         Based upon an examination and review of such documents as we have deemed necessary, relevant or appropriate, and with respect to the issuance of the Warrants and the Warrant Shares, a review of the provisions of published compilations of the Florida Business Corporation Act in effect as of the date hereof, we are of the opinion that (i) the Company has the corporate power to issue the Shares, the Warrants and the Warrant Shares, (ii) upon issuance and delivery as provided in the Registration Statement (and, with respect to the Warrant Shares, the Warrant Purchase Agreement), such Shares and Warrant Shares will be validly issued, fully paid and nonassessable and (iii) upon issuance and delivery as provided in the Registration Statement, the Warrants will be validly issued.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Opinions" in the prospectus constituting a part of the Registration Statement.

                                         Very truly yours,


                                         /s/ SHAW PITTMAN POTTS & TROWBRIDGE
                                         SHAW PITTMAN POTTS & TROWBRIDGE


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